Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-15845 of Glenayre Technologies, Inc. on Form S-8 of our report dated February 3, 1995 appearing in and incorporated by reference in the Annual Report on Form 10-K of Glenayre Technologies, Inc. for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP
Charlotte, North Carolina

January 29, 1997